Filed Pursuant To Rule 424(b)(3)

File No. 333-163683

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

SUPPLEMENT NO. 3 TO
MARKET MAKING PROSPECTUS DATED JANUARY 22, 2010

THE DATE OF THIS SUPPLEMENT IS MAY 12, 2010

On May 12, 2010, American Casino & Entertainment Properties LLC filed the attached Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.